Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 29, 2012 combines the historical consolidated balance sheets of Snyder’s-Lance, Inc. (“Snyder’s-Lance” or “the Company”) as of September 29, 2012 and of Snack Factory, LLC and Princeton Vanguard, LLC (collectively, “Snack Factory”) as of September 30, 2012 and gives effect to the transaction as if it had been completed on September 29, 2012.

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2011 gives effect to the transaction as if it had been completed on January 2, 2011, the first day of Snyder’s-Lance’s 2011 fiscal year. Snyder’s-Lance’s audited consolidated statement of income for the fiscal year ended December 31, 2011 has been combined with Snack Factory’s audited consolidated statement of income for the fiscal year then ended.

The unaudited pro forma condensed combined statement of income for the nine months ended September 29, 2012 combines the historical condensed consolidated statement of income of Snyder’s-Lance for the nine months ended September 29, 2012 and Snack Factory’s unaudited condensed combined statement of income for the nine months ended September 30, 2012, and gives effect to the transaction as if it had been completed on January 2, 2011, the first day of Snyder’s-Lance’s 2011 fiscal year.

The historical consolidated financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results. All pro forma financial statements use Snyder’s-Lance’s period-end dates and no adjustments were made to Snack Factory’s information for its different period-end dates.

The unaudited pro forma condensed combined financial information was prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the transaction are based upon the acquisition method of accounting in accordance with ASC 805 and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. The final allocation of the purchase price will be determined after completion of an analysis of the fair value of Snack Factory’s assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the transaction. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed combined financial information.

•	Current Report on Form 8-K filed December 20, 2012.

•

Unaudited interim financial statements of Snyder’s-Lance as of and for the quarter and nine months ended September 29, 2012, which are included in the Form 10-Q filing for the quarter ended September 29, 2012, as filed with the SEC.

•	Audited financial statements of Snyder’s-Lance as of and for the year-ended December 31, 2011, which are included in the Form 10-K filing for the year-ended December 31, 2011, as filed with the SEC.

•	Audited financial statements of Snack Factory as of and for the year-ended December 31, 2011, which are included as an exhibit to the Form 8-K filed December 20, 2012.

•	Unaudited financial statements of Snack Factory as of and for the nine months ended September 30, 2012, which are included as an exhibit to the Form 8-K filed December 20, 2012.

Pro Forma Condensed Combined Balance Sheets

As of September 29, 2012 (Unaudited)

(in thousands)	Historical Snyder’s- Lance, Inc.	Historical Snack Factory	Reclassifications		Pro Forma Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$8,800	$851			$(4,356	)(D)	$5,295
Accounts receivable, net of allowances	139,569	9,416	1,191	(A)			150,176
Inventories	109,025	8,402					117,427
Income tax receivable	—	—					—
Deferred income taxes	9,298	—			54	(I)	9,352
Assets held for sale	11,439	—					11,439
Prepaid expenses and other current assets	21,902	168					22,070

Total current assets	300,033	18,837	1,191		(4,302)		315,759

Noncurrent assets:
Fixed assets, net of accumulated depreciation	324,913	274			(246	)(J)	324,941
Goodwill	369,932	—			171,527	(E)	541,459
Other intangible assets, net	379,871	—			162,990	(F)	542,861
Other noncurrent assets	22,557	116			1,325	(K)	23,998

Total assets	$1,397,306	$19,227	$1,191		$331,294		$1,749,018

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,412	$5,272					$56,684
Accrued compensation	25,312	6,106	519	(B)	(6,106	)(G)	25,831
Accrued selling costs	14,325	—	1,242	(A)			15,567
Income tax payable	484	—					484
Other payables and accrued liabilities	35,789	1,114	(570	)(A, B)	(205	)(L)	36,128
Current portion of long-term debt	4,347	1,625			(1,625	)(H)	4,347

Total current liabilities	131,669	14,117	1,191		(7,936)		139,041

Noncurrent liabilities:
Long-term debt	191,551	7,625			332,375	(H)	531,551
Deferred income taxes	176,943	—			4,340	(I)	181,283
Other noncurrent liabilities	23,475	—			—		23,475

Total liabilities	523,638	21,742	1,191		328,779		875,350

Commitments and contingencies	—	—					—

Stockholders’ equity:
Common stock	57,228	—					57,228
Preferred stock, no shares outstanding	—	—					—
Additional paid-in capital	743,519	—					743,519
Retained earnings	54,053	(2,515)			2,515	(M)	54,053
Accumulated other comprehensive income	16,225	—					16,225

Total stockholders’ equity	871,025	(2,515)	—		2,515		871,025
Noncontrolling interests	2,643	—					2,643

Total equity	873,668	(2,515)	—		2,515		873,668

Total liabilities and equity	$1,397,306	$19,227	$1,191		$331,294		$1,749,018

See Notes to Condensed Combined Financial Information.

Pro Forma Condensed Combined Statements of Income

For the Year Ended December 31, 2011 (Unaudited)

(in thousands, except share and per share data)	Historical Snyder’s- Lance, Inc.	Historical Snack Factory	Reclassifications		Pro Forma Adjustments		Pro Forma

Net revenue	$1,635,036	$70,127	$—				$1,705,163
Cost of sales	1,065,107	44,081	(5,773	)(C)			1,103,415

Gross margin	569,929	26,046	5,773		—		601,748

Selling, general and administrative	495,267	19,154	5,773	(C)	4,787	(N)	524,981
Other expense/(income), net	4,257	(83)					4,174

Income before interest and income taxes	70,405	6,975	—		(4,787)		72,593

Interest expense, net	10,560	871			5,915	(O)	17,346

Income before income taxes	59,845	6,104	—		(10,702)		55,247

Income tax expense	21,104	—			(1,816	)(P)	19,288

Net income	38,741	6,104	—		(8,886)		35,959
Net income attributable to noncontrolling interests	483	—					483

Net income attributable to shareholders	$38,258	$6,104	$—		$(8,886)		$35,476

Basic earnings per share	$0.57						$0.53
Weighted average shares outstanding - basic	67,400,000						67,400,000

Diluted earnings per share	$0.56						$0.52
Weighted average shares outstanding - diluted	68,478,000						68,478,000

See Notes to Condensed Combined Financial Information.

Pro Forma Condensed Combined Statements of Income

For the Nine Months Ended September 29, 2012 (Unaudited)

(in thousands, except share and per share data)	Historical Snyder’s- Lance, Inc.	Historical Snack Factory	Reclassifications		Pro Forma Adjustments		Pro Forma

Net revenue	$1,198,808	$79,456	$—				$1,278,264
Cost of sales	802,568	49,354	(6,885	)(C)			845,037

Gross margin	396,240	30,102	6,885		—		433,227

Selling, general and administrative	324,864	24,513	6,885	(C)	(2,909	)(N, Q, R)	353,353
Gain on sale of route businesses, net	(21,596)	—					(21,596)
Other expense/(income), net	83	(69)					14

Income before interest and income taxes	92,889	5,658	—		2,909		101,456

Interest expense, net	6,258	342			4,132	(O)	10,732

Income before income taxes	86,631	5,316	—		(1,223)		90,724

Income tax expense	34,930	—			1,617	(P)	36,547

Net income	51,701	5,316	—		(2,840)		54,177
Net income attributable to noncontrolling interests	397	—					397

Net income attributable to shareholders	$51,304	$5,316	$—		$(2,840)		$53,780

Basic earnings per share	$0.75						$0.79
Weighted average shares outstanding - basic	68,268,000						68,268,000

Diluted earnings per share	$0.74						$0.78
Weighted average shares outstanding - diluted	69,190,000						69,190,000

See Notes to Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	DESCRIPTION OF THE TRANSACTION

On October 11, 2012, the Company completed the acquisition of all the issued and outstanding shares and membership interests of Snack Factory. The unaudited pro forma condensed combined financial information reflects the acquisition for an estimated purchase price of $342.9 million. The purchase was funded primarily by a new $325 million term loan that matures in September 2016. Additional funding of $15.0 million was provided by existing revolving credit facilities with the remainder funded by cash on hand.

2.	BASIS OF PRESENTATION

The acquisition will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”). Snyder’s-Lance will account for the transaction by using the Company’s historical information and accounting policies and adding the assets and liabilities of Snack Factory as of the completion date of the acquisition at their respective fair values.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets and liabilities of Snack Factory as of the effective date of the acquisition will be allocated to goodwill in accordance with ASC 805-10. The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Snack Factory as of the effective date of the acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial information is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic 820-10, “Fair Value Measurement and Disclosure — Overall” (“ASC 820-10”), which established a framework for measuring fair values. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820-10, fair value measurements for an asset assume the highest and best use of that asset by market participants. Use of different estimates and judgments could yield different results.

3.	ESTIMATE OF THE ASSETS AND LIABILITIES TO BE ASSUMED

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Snyder’s-Lance in the acquisition, reconciled to the estimated purchase price (in thousands):

Book value of net assets acquired at September 29, 2012	$(2,515)

Adjustments to:
Establish our estimate of identifiable intangible assets resulting from the transaction	162,990
Establish our estimate of goodwill resulting from the transaction	171,527
Eliminate long-term debt including current portion excluded from the acquisition	9,250
Eliminate other non-current liabilities excluded from the acquisition	205
Recognize deferred tax impact of preliminary valuation adjustments	(4,286)
Eliminate accrued compensation excluded from the acquisition	6,106
Eliminate deferred financing costs excluded from the acquisition	(104)
Fixed assets for preliminary valuation	(246)

Total acquisition cost allocated	$342,927

Notes to Unaudited Pro Forma Condensed Combined Financial Information

4.	RECLASSIFICATIONS

Certain reclassifications have been made to Snack Factory’s historical financial statements to conform to Snyder’s-Lance’s presentation as follows:

Item (A): Snyder’s-Lance records trade spending returns and allowances within accrued selling costs while historical Snack Factory recorded them as a reduction to accounts receivable ($1.2 million) and within other payables and liabilities ($0.1 million). Reclassifications have been made to Snack Factory’s pro forma balance sheet to conform to Snyder’s-Lance’s presentation.

Item (B): Snyder’s-Lance records accrued bonuses within accrued compensation while historical Snack Factory recorded them within other payables and accrued liabilities. A reclassification has been made to Snack Factory’s pro forma balance sheet to conform to Snyder’s-Lance’s presentation.

Item (C): Snyder’s-Lance records freight out associated with the sale of the Company’s products within selling, general and administrative expenses while historical Snack Factory recorded these expenses within cost of sales. Reclassifications have been made to Snack Factory’s pro forma statements of income to conform to Snyder’s-Lance’s presentation.

5.	ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet includes adjustments made to historical financial information that were calculated assuming the transaction had been completed as of September 29, 2012. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in process.

The unaudited pro forma condensed combined statement of income includes adjustments made to historical financial information that were calculated assuming the transaction had been completed as of January 2, 2011. The unaudited pro forma condensed combined financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the acquisition.

The following items resulted in adjustments reflected in the unaudited pro forma condensed combined financial information:

Item (D): Reflects the adjustment to cash and cash equivalents necessary to complete the funding of the acquisition ($2.9 million) as well as the additional funding necessary at the acquisition date for deferred financing costs ($1.4 million).

Item (E): Reflects the estimate of goodwill included in the preliminary purchase price allocation.

Item (F): Reflects the estimated other intangible assets included in the preliminary purchase price allocation. A summary of the Company’s preliminary allocation to other intangible assets is as follows:

Customer Relationships - estimated useful life of 20 years	$79,200
Tradenames - indefinite-lived	75,100
Patents - estimated useful life of 11 years	8,600
Non-compete agreement - estimated useful life of 2 years	90

Total other intangible assets	$162,990

Item (G): Accrued compensation was adjusted to reflect our estimate of the specific liabilities incurred under the terms of the purchase agreement. The adjustment eliminates accrued compensation that was excluded from the acquisition as it was paid by the previous owners.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Item (H): Reflects the adjustments to long-term debt in order to fund the acquisition. Total adjustments are as follows (in thousands):

New term loan used to fund the acquisition	$325,000
Borrowings from existing credit facilities used to fund the acquisition	15,000
Historical Snack Factory long-term debt which was paid off per the purchase agreement	(7,625)
Historical Snack Factory current portion of long-term debt which was paid off per the purchase agreement	(1,625)

Total pro forma adjustments to long-term debt	$330,750

Item (I): Reflects the adjustment to deferred income taxes for taxes primarily associated with the book in excess of tax basis of intangible assets reflected in the preliminary purchase price allocation.

Item (J): Reflects the adjustment to fixed assets in order to reflect the fair value of assets acquired.

Item (K): Reflects the adjustment necessary in order to add Snyder’s-Lance deferred financing costs incurred at the acquisition date which were not yet accrued at September 30, 2012 ($1.4 million). Pro forma adjustment is net of Snack Factory’s remaining deferred financing costs which were excluded from the acquisition.

Item (L): Other noncurrent liabilities were adjusted to reflect our estimate of the specific liabilities incurred under the terms of the purchase agreement. The adjustment eliminates other noncurrent liabilities that were excluded from the acquisition.

Item (M): Reflects the adjustment to eliminate historical Snack Factory equity.

Item (N): Reflects the adjustment necessary to record additional amortization expense based on the preliminary allocation of amortizable intangible assets. Total pro forma amortization was $4.8 million for the year ended December 31, 2011, and $3.6 million for the nine months ended September 29, 2012.

Item (O): Reflects the adjustment to interest expense, net of interest income consisting of incremental interest expense anticipated from the $325.0 million term loan and the $15.0 million increase in debt from borrowings under the existing credit facility. This interest expense was net of amounts recorded by historical Snack Factory which was associated with debt that was paid on the acquisition date. The calculated interest expense assumes a rate of interest of 1.92% for the term loan and 1.72% for the existing credit facility as these were the rates in effect at the time of the acquisition. The pro forma interest expense adjustment also includes additional deferred financing amortization as a result of the new term loan and is reduced for deferred financing expenses which had previously been recorded by historical Snack Factory.

Item (P): Reflects an adjustment to income taxes in order to record taxes on Snack Factory income at an estimated rate of 39.5%. In addition, income taxes were recorded on the pro forma adjustments at the same rate.

Item (Q): Reflects a reduction in selling, general and administrative expenses of $5.6 million for compensation expense recorded by historical Snack Factory which was specifically associated with the sale and was excluded from the liabilities acquired.

Item (R): Reflects a reduction in selling, general and administrative expenses of $0.9 million for acquisition-related expenses.